Exhibit 99.1

Specialty Laboratories Announces Change in Board of Directors
Richard K. Whitney Joins Board as Thomas R. Testman Resigns After 8 Years of Service

Santa Monica, Calif., September 20, 2004 - Specialty Laboratories, Inc. (NYSE: SP) (Specialty), a leading hospital-focused clinical reference laboratory, announced today the appointment of Richard K. Whitney to its board of directors.  Thomas R. Testman, who joined Specialty’s board of directors in October 1996, has chosen to step down from his position as director.  Mr. Testman’s resignation was effective September 15, 2004 and Mr. Whitney was elected the following day.

An experienced healthcare executive with financial and regulatory expertise, Richard Whitney, 37, has a strong track record of guiding growth and value creation.  From 1996 to 2004, Mr. Whitney held various leadership responsibilities at DaVita Inc., formerly Total Renal Care Holdings, Inc., including the position of chief financial officer from 2000 to 2004.  DaVita Inc., a publicly traded company, is a national provider of dialysis services.  Prior to joining DaVita Inc., Mr. Whitney was a member of RFE Investment Partners, a private equity investment firm, and practiced public accountancy at Deloitte & Touche.  He is currently an independent health care consultant and serves on the board of directors of Light Sciences Corporation, a medical device company.  Mr. Whitney, a CPA, received his undergraduate degree from the University Scholars Program at Pennsylvania State University and his Masters Degree in Business Administration from Harvard Business School.

“Rich possesses a distinguished background in heath care services, consolidation and integration processes and infrastructure improvement programs – core areas that bear directly on Specialty’s business growth,” said Richard E. Belluzzo, chairman of Specialty Laboratories.  “We look forward to his active involvement on our board and the benefits of his insight.

“On behalf of the shareholders, directors and employees of Specialty, I would also like to express our gratitude to Tom Testman for his many years of invaluable service to the company.  Although we fully respect Tom’s wish to devote more time to his personal affairs, we will miss his warm collegiality and patient leadership.  It’s been a privilege to work with Tom and we wish him the very best.”

With these changes, Specialty’s nine-member board will continue to have six independent directors.  Mr. Whitney will serve on the board’s audit committee.  William J. Nydam, a current director, has been added to the nominating committee.  Mr. Testman had served on the audit and nominating committees.

About Specialty

Specialty Laboratories performs highly advanced clinical diagnostic services, providing hospitals, laboratories and physician specialists nationwide with an extensive menu of high-value clinical tests that assist physicians in reaching difficult treatment decisions.  Specialty works closely with hospitals to complement their internal clinical laboratory capabilities, and, unlike other national laboratories, does not generally compete for the routine testing work that originates in a hospital’s surrounding community.  A pioneer in applying the efficiencies of information technology to the clinical laboratory, Specialty backs its commitment to outstanding client service with convenient, client-focused connectivity applications. Specialty’s internal research and development programs focus on the introduction of clinical assays with enhanced clinical value.  Specialty’s Web address is www.specialtylabs.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements that involve risks and uncertainties, including, but not limited to, the expected benefits and contributions brought by Specialty’s new Board member. These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by Specialty or any other person that Specialty’s objectives or plans will be achieved. Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our periodic filings on Forms 10-K, 10-Q and 8-K.

Contact:

Greg Mann

Director, Corporate Communications

Specialty Laboratories

661-799-6691

gmann@specialtylabs.com